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                                                                   EXHIBIT 2.1


                          CERTIFICATE OF INCORPORATION
                                       of
                              NASSAU VENTURES, INC.


                  FIRST. The name of this corporation is NASSAU VENTURES, INC..

                  SECOND. Its registered office in the State of Delaware is to be located at 725 Market Street in the city of Wilmington, County of New Castle

The registered agent in charge thereof is The Company Corporation at

                  THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on. are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

                  FOURTH. The amount of the total authorized capital stock of this corporation is 50,000,000 share of $.0001 Par Value.

                  I

                  FIFTH. The name and mailing address of the incorporator is as follows:

              NAME:                                   ADDRESS:
            Danica L. Grace, 725 Market Street, Wilmington, Delaware 19801

             SIXTH. The powers of the incorporator are to terminate upon riling of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:
Name and address of director(s)
Chris De Prima, 3905 Voorhis Lane, Seaford, NY 11783

                                                   Fill in name(s)
                                                   and addresses(cs)

                  SEVENTH. The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital. and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

                  With the consent in writing, and pursuant to a-vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose. in any manner, of the whole property of this corporation.

                  The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders: and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

                  The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as maybe from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

                It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation. but that the objects, purposes


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and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects. purposes and powers.

                  EIGHTH. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation, or (4) a transaction from which the director derived an improper personal benefit.

                  I, THE UNDERSIGNED. for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED AT: 2/15/89
State of

County of
                                                            /s/ Danica L. Grace
                                                            -------------------






                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 21:50 AM 0312411997
                                                       971094487 - 2187549


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

       Nassau Ventures, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

       DOES HEREBY CERTIFY:

              FIRST: That at a Meeting of the Board of Directors of Nassau Ventures, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall be and read as follows: The name of this corporation is MegaWorld, Inc.

              SECOND: That thereafter, pursuant to Resolution of its Board of Directors, a Special Meeting of Stockholders of said Corporation was duly called and held, upon Notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which Meeting the necessary number of shares as required by Statute were voted in favor of the Amendment.

              THIRD: That said Amendment as duly adopted is in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

              FOURTH: That the capital of said Corporation shall not be reduced by reason of said Amendment.

              IN WITNESS WHEREOF, said Nassau Ventures, Inc., has caused this Certificate to be signed by George Levy, its Chairman and CEO, and Kenneth Hom, its Secretary, this 7th Day of March, 1997.


/s/ Kenneth Hom                                               /s/ George Levy
---------------                                               ---------------
Secretary                                                     Chairman
Kenneth Hom                                                   George Levy

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MEGAWORLD, INC.



         The undersigned, being the President and Secretary of MegaWorld, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST: That the Certificate of Incorporation of the Corporation has been amended by deleting Article FOURTH in its entirety, and substituting the following Article FOURTH in lieu thereof:

                   "FOURTH.: (a) The total number of shares which this
                  corporation shall have the authority to issue is One Hundred Million (100,000,000), par value $0.0001 per share, One Million One Hundred Ninety-One Thousand Seven Hundred Forty-One (1,191,741) of which shall be "Class A Common Stock" and Ninety Eight Million Eight Hundred Eight Thousand Two Hundred Fifty-Nine (98,808,259) of which shall be "Common Stock." With the exception of the voting powers set forth in paragraph (b) below and the restrictions on transferability set forth in paragraph (c) below, and except as otherwise set forth in this Certificate of Incorporation, neither the holders of Class A Common Stock nor the holders of Common Stock shall have any relative preferences, privileges, designations or other special rights, nor shall any qualifications, limitations or restrictions be imposed upon the shares of Class A Common Stock or Common Stock.

                  (b) The holder of each share of Class A Common Stock shall be entitled to one (1) vote per share of Class A Common Stock, and the holder of each share of Common Stock shall be entitled to one-twentieth (1/20) of a vote per share of Common Stock. With the exception of the foregoing, the holders of Class A Common Stock and the holders of Common Stock shall have equal voting rights and powers.

                  (c) No holder of any shares of Class A Common Stock shall, directly or indirectly, sell, donate, pledge, hypothecate, encumber or otherwise transfer any interest in any or all of the shares of Class A Common Stock now or hereafter owned by such holder, other than to a person who controls such holder or to the immediate family members of such person or to a trust established for the benefit of such person or immediate family members of such person; provided, however, that each such holder shall be permitted to exchange the shares of Class A Common Stock owned by such holder for an equal number of shares of Common Stock, at any time, upon notice to the Board of Directors of the corporation. Any sale, donation, pledge, hypothecation, encumbrance or other transfer which is not in compliance with the provisions of this paragraph (c) shall be


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                  null and void, and shall not be recognized by the corporation or the shareholders of the corporation, and the transferee shall not be entitled to vote any of the shares of Class A Common Stock of the corporation, nor receive any dividends, profits or other distributions, nor shall the transferee have any other rights as a shareholder of the corporation."

                  SECOND: That such amendment was duly adopted and authorized by the unanimous written consent of the Board of Directors of the Corporation in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, and thereafter duly adopted and approved by written consent of the shareholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, such shareholders having not less than the minimum number of votes that would be necessary to adopt and approve such amendment at a meeting at which all shares entitled to vote thereon were present and voted.

                  THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undesigned have executed this Certificate this 6th day of March, 1998.


/s/ Irwin Roll
--------------
Irwin C. Roll, President

Attest:

/s/ George H. Levy
------------------
George H. Levy, Esq., Secretary